Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR UNDER STATE SECURITIES LAWS.  THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE EXPRESS PROVISIONS OF THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH PROVISIONS SHALL HAVE BEEN COMPLIED WITH.

Date of Issuance:  October 20, 2005

ARIES VENTURES, INC.

Common Stock Purchase Warrant

(Void after October  20, 2010)

Aries Ventures, Inc., a Nevada corporation (the “Company”), for value received, hereby certifies and agrees that National Securities Corporation or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date hereof (the “Date of Issuance”) and on or before the fifth (5th) anniversary of the Date of Issuance at not later than 5:00 p.m. New York time (such date and time, the “Expiration Time”), Two Million Thirty Two Thousand Five Hundred Fifty Five (2,032,555) duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company (the “Common Stock”) at an initial exercise price equal to $1.50 per share, subject to adjustment in certain cases as described herein. The shares purchasable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as the “Warrant Shares” and the “Exercise Price,” respectively. The term “Warrant” as used herein shall include this Warrant and any other warrants delivered in substitution or exchange therefor, as provided herein.

This Warrant is issued pursuant to that certain Section 3(b) of that certain Placement Agency Agreement dated July 1, 2005 by and between Cardium Therapeutics, Inc. and National Securities Corporation (the “Placement Agency Agreement”) that was executed and delivered in connection with that certain Confidential Private Placement Memorandum of Cardium Therapeutics, Inc. dated July 1, 2005, as supplement by Supplement No. 1 dated September 29, 2005  (the “Private Offering”).

1.             Exercise.

(a)   This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with a Notice of Exercise in the form of Annex A hereto (the “Notice of Cash Exercise”) or Annex B hereto (“Notice of Cashless Exercise”) duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company set forth on the signature page hereto, or at such other office or agency as the Company may designate in writing (the “Company’s Office”), accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise or by cashless exercise as provided in Section 1A hereto.

(b)   Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the appropriate Annex form shall be dated and directed to the Company (as evidenced by the applicable postmark or other evidence of transmittal) as provided in Section 1(a) hereof, except that, if such day is a date when the stock transfer books of the Company are closed, such exercise shall be deemed to have been effected immediately prior to the close of business on the next succeeding date on which the stock transfer books are open. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(c) hereof shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c)   As soon as practicable after the exercise of this Warrant, in full or in part, and in any event within ten (10) business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i)            a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii)           in case such exercise is in part only, unless this Warrant has expired, a new warrant or warrants (dated the date hereof) of like tenor, representing in the aggregate on the face or faces thereof the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 3 hereof.

(d)   Unless the Warrant Shares have been registered under the Securities Act, upon exercise of all or a portion of this Warrant and the issuance of any of the Warrant Shares, the Company shall instruct its transfer agent, if any, to enter stop transfer orders with respect to such shares, and all certificates representing shares of Warrant Shares shall bear on the face thereof substantially the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION THEREFROM AND THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS LEGAL COUNSEL THAT SUCH SALE, PLEDGE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(e)   The issuance of any shares of Common Stock pursuant to the terms of this Warrant shall at all times be subject to compliance with applicable federal, state and foreign securities laws as then in effect; provided, however, that any determination by the Company upon receipt of a notice of exercise from the Registered Holder that the issuance of such shares of Common Stock would not be in compliance with such laws, shall be reasonable and made in good faith after consultation with Company’s legal counsel and promptly communicated to the Registered Holder. The Company agrees to cooperate with Registered Holder and legal counsel for Registered Holder to attempt to resolve any such matters should they arise.

1A.                  Cashless Exercise.

(a)   The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, on a cashless basis, by surrendering this Warrant, with the Notice of Cashless Exercise form appended hereto as Annex B duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, and by the cancellation of a portion of this Warrant in payment of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise.  In the event of an exercise pursuant to this Section 1A, the number of Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

X =	Y(A-B)
A

Where:    X =                         the number of Warrant Shares that shall be issued to the Registered Holder;

Y =                        the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Exercise Price);

A =                       the Fair Market Value (as defined below) of one share of Common Stock; and

B =                        the Exercise Price then in effect.

(b)           The Fair Market Value per share of Common Stock shall be determined as follows:

(i)                    If the Common Stock is listed on a national securities exchange, the Nasdaq National Market, the OTC Bulletin Board or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if the Common Stock is not so listed on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

(ii)                   If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market, the OTC Bulletin Board or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company or an authorized committee of the Board of Directors of the Company (the “Board”) to represent the fair market value per share of the Common Stock; and, upon request of the Registered Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 15 days after such request, notify the Registered Holder of the Fair Market Value per share of Common Stock.  Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board shall make, and shall provide or cause to be provided to the Registered Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection (b)(ii) shall be delayed until such determination is made and notice thereof is provided to the Registered Holder.

2.             Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance by the Company, be validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens and charges with respect thereto. The Company further covenants and agrees that, from and after the Date of

Issuance and during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

3.             Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value for each fractional share of the Company’s Common Stock which would be issuable upon exercise of this Warrant.

4.             Restrictions on Transfer.

(a)   Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Registered Holder or Registered Holders. Any Registered Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change, and the Company shall promptly make such change. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Registered Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary, provided, however, that if and when this Warrant is properly assigned in blank, the Company may, but shall not be obligated to, treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

(b)   Warrant Agent. The Company may, by written notice to the Registered Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a) hereof, issuing the Common Stock issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, may be made at the office of such agent.

(c)   Securities Laws.  Neither this Warrant nor the Warrant Shares have been registered under the Securities Act, or the securities laws of any state in reliance upon an exemption from the registration requirements of such act and said laws. The Company will not transfer this Warrant or the Warrant Shares except as permitted under applicable federal and state securities laws, pursuant to registration or exemption therefrom. The Company may require, in its discretion, prior to any transfer, an opinion from counsel for the Registered Holder, in a form acceptable to the Company’s Board of Directors and the Company’s legal counsel, stating that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws.

(d)   Investment Representations.  The Registered Holder agrees and acknowledges this Warrant is being acquired for the Registered Holder’s own account, for investment purposes only, and such acquisition is not for the account of any other person, and not with a view to a distribution, assignment or resale to others or to fractionalization in whole or in part, and the Registered Holder further represents, warrants and agrees that no other person has or will have a direct or indirect beneficial interest in this Warrant and the Registered Holder will not offer, sell, assign, pledge, hypothecate or otherwise transfer this Warrant except in accordance with the Securities Act and applicable state securities laws.

(e)   Conditions to Transfer.  Before any proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Registered Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, and (ii) an agreement by the transferee to indemnify the Company to the same extent as set forth in Section 4(f) hereof.

(f)    Transfer. Except as specifically restricted hereby, this Warrant and all rights hereunder may be transferred by the Registered Holder, in whole or in part, upon the surrender of this Warrant with a properly executed Assignment Form in substantially the form attached hereto as Annex C (the “Assignment”) at the principal office of the Company.

(g)   Exchange of Warrant Upon a Transfer. On surrender of this Warrant and upon compliance with the foregoing provisions, the Company, at its expense, shall execute and deliver a new Warrant of like tenor in the name of the assignee named in the Assignment, and this Warrant shall promptly be canceled.  Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

(h)   Permitted Designees Transfer.  Notwithstanding anything contained herein, the Company shall, upon written instructions to be delivered to the Company within fifteen (15) business days following the date hereof, transfer all or a portion of this Warrant to officers, directors, employees and other registered agents or associated persons of the Registered Holder (collectively, “Permitted Designees”) in accordance with this Section 4; provided, however, the Company shall not be required to issue such Warrants to any person who is not an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended.  Each Permitted Designee shall be required to execute fully and completely the Investor Representation Letter in the form attached hereto as Annex D prior to the issuance of the Warrant to such person.

5.             Adjustment.

(a)   Computation of Adjusted Exercise Price.  Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of its Stock (as defined in Section 5(i)), other than the issuances or sales referred to in Section 5(h) hereof, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Exercise Price in effect immediately prior to such issuance or sale, multiplied by (b) the total number of shares of Stock outstanding immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Stock, as provided by Section 5(c) hereof.

For the purposes of this Section 5 the term Exercise Price shall mean the Exercise Price per share set forth on the first page of this Warrant, as adjusted from time to time pursuant to the provisions of this Section 5.

(i)            For purposes of any computation to be made in accordance with this Section 5(a), the following provisions shall be applicable:

(ii)           In case of the issuance or sale of shares of Stock for a consideration part or all of which shall be cash, the amount of the cash consideration, shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription price, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other persons or entities performing similar services), or any expenses incurred in connection therewith and less any amounts payable to security holders or any affiliate thereof, including, without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable thereunder whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

(iii)          In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

(iv)          Shares of Stock issuable by way of dividend or other distribution on any capital stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

(v)           The reclassification of securities of the Company other than shares of Stock into securities including shares of Stock shall be deemed to involve the issuance of such shares of Stock for consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Stock shall be determined as provided in Section 5(a)(iii).

(vi)          The number of shares of Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of then outstanding options, rights, warrants, and convertible and exchangeable securities.

(b)           Options, Rights, Warrants and Convertible and Exchangeable Securities.

(i)            Subject to Section 5(h) hereof, in case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Stock, or issue any securities convertible into or exchangeable for shares of Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, rights, warrants or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights, warrants or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 5(a) hereof, provided that:

(ii)           The aggregate maximum number of shares of Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrant), if any, received by the Company for such options, rights or warrants.  The aggregate maximum number of shares of Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Stock in accordance with the terms of the Warrant) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.   If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection, or in the price per share at which the securities referred to in this subsection are exchangeable, such options, rights or warrants or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect to shares not theretofore issued pursuant to the exercise or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such exchangeable securities.

(c)           Subdivision and Combination.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise), the shares of Stock subject to acquisition hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of this Warrant will be proportionately increased.  If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise), the shares of Stock subject to acquisition hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of this Warrant will be proportionately decreased.

(d)           Merger or Consolidation.  In case of any consolidation of the Company with, or merger of the Company into any other corporation in which the Company is not the surviving entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Registered Holder will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore subject to acquisition upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore subject to acquisition and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place.  In any such case, the Company will make appropriate provision to insure that the provisions of this Section 5 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant.  The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Registered Holder, at the last address of the Registered Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Registered Holder may be entitled to purchase, and the other obligations under this Warrant.  The provisions of this paragraph 5(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(e)           Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then and in each such case the Company shall give notice thereof to the Registered Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(f)            Adjustment in Number of Securities.  Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(g)           No Adjustment of Exercise Price in Certain Cases.  No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than two cents ($0.02) per security issuable upon exercise of this Warrant; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($0.02) per security issuable upon exercise of this Warrant.

(h)           No Adjustment of Exercise Price in Certain Cases.  No adjustment of the Exercise Price shall be made:

(i)            Upon issuance or sale of this Warrant or Warrant Shares, or the other Warrants and Warrant Shares issued in connection herewith, or shares of Common Stock issuable upon exercise of other options, warrants and convertible securities outstanding as of the date hereof, including, without limitation, those that are being issued in connection with the closing of the Private Offering.

(ii)           Upon the issuance or sale of any shares of capital stock, or the grant of options exercisable therefor, issued or issuable after the date of this Warrant, to directors, officers, employees, advisers and consultants of the Company or any subsidiary pursuant to any incentive or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement or restricted stock plan, employee stock ownership plan (ESOP), consulting agreement, stock appreciation right (SAR), stock depreciation right (SDR), bonus stock arrangement, or such other similar compensatory options, issuances, arrangements, agreements or plans approved by the Board of Directors.

(iii)          Upon the issuance of any shares of capital stock or the grant of warrants or options (or the exercise thereof) as consideration for mergers, acquisitions, strategic alliances and other commercial transactions, other than in connection with a financing transaction.

(iv)          If the amount of said adjustment shall be less than two cents ($0.02) per security issuable upon exercise of this Warrant, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($0.02) per security issuable upon exercise of this Warrant.

(i)                    Definition of Stock.  For the purpose of this Agreement, the term “Stock” shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

6.             No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

7.             Liquidating Dividends and Other Distributions. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”) or otherwise distributes to its stockholders any assets, properties, rights, evidence of indebtedness, securities whether issued by the Company or by another, or any other thing of value, then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, either (i) the Liquidating Dividend that would have been paid to such Registered Holder if he had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined or (ii) the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that the Registered Holder would have been entitled to receive at the time of such distribution as if the Warrant had been exercised immediately prior to such distribution.

8.             Notices of Record Date, Etc.  In case:

(a)           the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. The Company will use its reasonable best efforts to cause such notice to be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the Registered Holder.

9.             No Rights of Stockholders.  Subject to other sections of this Warrant, the Registered Holder shall not be entitled to vote, to receive dividends or subscription rights, nor shall anything contained herein be construed to confer upon the Registered Holder, as such, any of the rights of a stockholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to stockholders, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrant shall have been exercised as provided herein.

10.           Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.           Mailing of Notices, Etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, then it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

12.           Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

13.           Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

14.           Severability.  If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

15.           Governing Law and Submission to Jurisdiction. This Warrant will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict or choice of laws of any jurisdiction.  The parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.

16.           Supplements and Amendments.  The Company and the Registered Holder may from time to time supplement or amend this Warrant in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable.

17.           Successors.  All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company and the Registered Holder and their respective successors and assigns hereunder.

18.           Benefits of this Warrant.  Nothing in this Warrant shall be construed to give to any person, entity or corporation other than the Company and the Registered Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Registered Holder of this Warrant.

21.           Interpretation.  All capitalized terms not defined herein or in Annex A or B hereto shall have the meaning assigned to such term in the Subscription Agreement.

22.           Registration Rights.  The Company hereby agrees that the Registered Holder shall be afforded with those registration rights with respect to the Warrant Shares as set forth in Article IV of those certain Subscription Agreements of even date herewith by and among Cardium Therapeutics, Inc. and certain investors set forth therein that are being executed and delivered in connection with the Private Offering, the terms of which are hereby incorporated by this reference, with the same force and effect as if specifically set forth herein.

IN WITNESS WHEREOF, ARIES VENTURES INC. has caused this Warrant to be signed by its duly authorized officer under its corporate seal and to be dated on the day and year first written above.

ARIES VENTURES INC.,
a Nevada corporation

By:

Printed Name:

Title:

Address:	11622 El Camino Real
San Diego, CA 92130

ANNEX A

NOTICE OF CASH EXERCISE FORM

To:	Dated:

In accordance with the Warrant enclosed with this Notice of Cash Exercise Form, the undersigned hereby irrevocably elects to purchase                           shares of common stock (“Common Stock”) of Aries Ventures Inc. (“Company”) and encloses herewith $             in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Notice of Cash Exercise Form relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned hereby represents, warrants to, and agrees with, the Company that:

(i)            He is acquiring the Warrant Shares for his own account and not with a view towards the distribution thereof;

(ii)           He has received a copy of all reports and documents required to be filed by the Company with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last 12 months and all reports issued by the Company to its stockholders;

(iii)          He understands that he must bear the economic risk of the investment in the Warrant Shares, which cannot be sold unless they are registered under the Securities Act of 1933 (the “1933 Act”) or an exemption therefrom is available thereunder; and

(iv)          He is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Warrant Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

Signature:

Address:

ANNEX B

NOTICE OF CASHLESS EXERCISE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby elects to purchase (check applicable box):

☐                     shares of the Common Stock of Aries Ventures Inc. covered by such Warrant; or

☐                     the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1A.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant.  Such payment takes the form of (check applicable box or boxes):

☐                     the cancellation of such portion of the attached Warrant as is exercisable for a total of          Warrant Shares (using a Fair Market Value of $         per share for purposes of this calculation) ; and/or

☐                     the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1A(a), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1A(a).

Signature:

Address:

ANNEX C

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:

Signature:

Dated:

Witness:

ANNEX D

FORM OF INVESTOR REPRESENTATION LETTER

DATE

Aries Ventures Inc.

c/o Cardium Therapeutics, Inc.

11622 El Camino Real

San Diego, CA 92130

Gentlemen:

In connection with my receipt of warrants (“Warrants”) to purchase the number of shares of common stock referred to below, I hereby represent, warrant and covenant as follows:

1.             Check each one which is applicable:

☐ I am an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933 (the “Act”);

☐ I have such knowledge and experience in financial, tax, and business matters so as to utilize information made available to me in order to evaluate the merits and risks of an investment decision with respect thereto;

2.             ☐ I am affiliated with National Securities Corporation (“Placement Agent”) and have had the opportunity to ask questions and receive and review such answers and information concerning Aries Ventures Inc. (the “Issuer”) as I have deemed pertinent;

3.             ☐ I am not relying on the Issuer or the Placement Agent respecting the tax and other economic considerations of an investment in the Issuer;

4.             ☐ I am acquiring the Warrants and the underlying securities related thereto solely for my own account for investment and not with a view to resale or distribution.  I acknowledge that neither the Warrants nor the underlying securities have been registered under the Act and may not be resold except pursuant to an effective registration statement thereunder or an exemption therefrom;

Name:

Holder of Warrants to purchase shares of common stock of Aries Ventures Inc. pursuant to the terms of the Common Stock Purchase Warrant of even date herewith